                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                                             JURISDICTION OF
SUBSIDIARY                                    INCORPORATION
----------                                   ---------------
VideoLinx                                     Texas
Netpodium                                     Washington